EXHIBIT 5.1

Safeco Plaza

Seattle, WA 98185-0001

206-545-5000

December 19, 2005

Safeco Corporation

Safeco Plaza

4333 Brooklyn Avenue N.E.

Seattle, WA 98185

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

As Vice President, Associate General Counsel and Secretary to Safeco Corporation (the “Company”), I have acted as counsel in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), which the Company is filing with the Securities and Exchange Commission with respect to up to 4,000,000 shares of Common Stock, no par value (the “Shares”), which may be issued under the Company’s 401(k)/Profit Sharing Retirement Plan (the “Plan”).

I have examined the Registration Statement, a copy of the Restated Articles of Incorporation of the Company and any amendments thereto to date, a copy of the Bylaws of the Company as amended to date, and such resolutions of the Board of Directors of the Company and other documents and records of the Company as I have deemed necessary for the purpose of this opinion. In giving this opinion, I am assuming the authenticity of all instruments presented to me as originals, the conformity with originals of all instruments presented to me as copies and the genuineness of all signatures.

Based upon and subject to the foregoing, I am of the opinion that any Shares that may be issued and sold to the Plan have been duly authorized and that, upon the due execution by the Company of certificates representing such Shares, the registration by its registrar of such Shares, and the receipt of consideration therefore, by the Company in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading “Interests of Named Experts and Counsel” in the Registration Statement.

Very truly yours,

/s/ Stephanie Daley-Watson
Vice President, Associate General Counsel and
Corporate Secretary